Exhibit 3.2

SL GREEN REALTY CORP.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:                    The title of the document being corrected is Articles of Amendment and Restatement (the “Articles”).

SECOND:               The sole party to the Articles is SL Green Realty Corp., a Maryland corporation (the “Company”).

THIRD:                  The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on May 30, 2007.

FOURTH:

1.             The first sentence of Article V, Section 1 of the Articles, which is to be corrected and as previously filed with SDAT, is set forth below:

“Section 1:             Authorized Shares.              The Corporation has the authority to issue a total of 260,000,000 shares of stock, consisting of 160,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), and 75,000,000 shares of Excess Stock, $0.01 par value per share.”

2.             A new addition (the “New Addition”) to Article V, Section 1 of the Articles, to follow existing Article V, Section 1, shall be incorporated and made a part of the Articles as described herein.

FIFTH:

1.             The first sentence of Article V, Section 1 of the Articles as corrected hereby is set forth below:

“Section 1:             Authorized Shares.              The Corporation has the authority to issue a total of 260,000,000 shares of stock, consisting of 160,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”); 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 6,440,000 shares are designated as 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred”), and 4,000,000 are designated as 7.875% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred”), with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock set forth on Exhibit A attached hereto and made a part hereof; and 75,000,000 shares of Excess Stock, $0.01 par value per share.”

2.             The language of the New Addition is as set forth on Exhibit A attached hereto and made a part hereof.

SIXTH:   The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-signature page follows-

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of May, 2009.

ATTEST:	SL GREEN REALTY CORP.

/s/ Andrew S. Levine	By:	/s/ Andrew Mathias
Andrew S. Levine		Andrew Mathias
Secretary		President

SL GREEN REALTY CORP.

EXHIBIT A

New Addition

Series C Preferred

(1)           Designation and Number.   A series of Preferred Stock of the Corporation, designated the “7.625% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred”), is hereby established.   The par value of the Series C Preferred is $. 01 per share, which is not a change in the par value of the Preferred Stock as set forth in the Charter.  The number of shares of Series C Preferred shall be 6,440,000.

(2)           Rank.   The Series C Preferred shall, with respect to rights to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to the common stock, par value $0.01, of the Corporation (“Common Stock”), the Series B Junior Participating Preferred Stock of the Corporation and any other class or series of capital stock issued by the Corporation the terms of which provide that such class or series of capital stock shall rank junior to such Series C Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Stock”); (b) on a parity with any class or series of capital stock issued by the Corporation other than those referred to in clauses (a) and (c) that specifically provide that such class or series of capital stock ranks, as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with the Series C Preferred (“Parity Stock”); and (c) junior to any class or series of capital stock issued by the Corporation in accordance with Section 7(d), the terms of which specifically provide that such class or series, as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, ranks senior to the Series C Preferred (“Senior Stock”).  The term “capital stock” shall not include convertible debt securities.

(3)          Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred as to the payment of dividends, holders of shares of Series C Preferred shall be entitled to receive, when, as and if authorized by the Board, out of funds legally available for the payment of dividends, cumulative quarterly preferential cash dividends equal to 7.625% of the $25.00 liquidation preference per share per annum (equivalent to a fixed annual amount of $1. 90625 per share) payable in equal amounts of $0.4765625 per share of Series C Preferred quarterly.   Dividends shall begin to accrue and shall be fully cumulative from the date of original issuance and shall be payable quarterly when, as and if authorized by the Board, in equal amounts in arrears on the fifteenth day of each January, April, July and October (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day (as defined herein), then the dividend which would otherwise have been payable on such Dividend

Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from the Dividend Payment Date to such next succeeding Business Day.  The first dividend on the Series C Preferred shall be paid on April 15, 2004, will be for more than a full quarter and will reflect dividends accumulated from the date of original issuance through, and excluding, April 15, 2004.  Any dividend (including the initial dividend) payable on the Series C Preferred for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends shall be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  As used herein, the term “dividend period” for the Series C Preferred shall mean the period from and including the date of original issuance and ending on and excluding the next Dividend Payment Date, and each subsequent period from but including such Dividend Payment Date and ending on and excluding the next following Dividend Payment Date.

(b)           No dividend on the Series C Preferred shall be authorized or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred which may be in arrears.

Notwithstanding the foregoing, dividends on the Series C Preferred shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such dividends are authorized.  Accumulated but unpaid dividends on the Series C Preferred shall not bear interest and holders of the Series C Preferred shall not be entitled to any dividends in excess of full cumulative dividends.  Any dividend payment made on the Series C Preferred shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series C Preferred which remains payable.

(c)           Except as provided in subsection 3(d) herein, unless full cumulative dividends have been or contemporaneously are declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation) shall be authorized, declared, paid or set apart for payment nor shall any other distribution be authorized, declared or made on any Common Stock or any other class or series of capital stock of the Corporation ranking, as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with or junior to the Series C Preferred for any period, nor shall any Common Stock or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such class or series of capital stock) by the Corporation (except (i) by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or (ii) the redemption, purchase or acquisition by the Corporation of any class or series of capital stock of the Corporation pursuant to Article VII of the Charter for the purpose of preserving the Corporation’s status as a real estate investment trust (a “REIT’) under the Internal Revenue Code of 1986, as amended (the”Code”)).

(d)           When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series C Preferred, all dividends authorized and declared upon the Series C Preferred and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series C Preferred shall be declared pro rata so that the amount of dividends authorized and declared per share of Series C Preferred and such other class or series of capital stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Preferred and such other class or series of capital stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of capital stock does not have a cumulative dividend) bear to each other.

(e)           Holders of Series C Preferred shall not be entitled to any dividend or other distribution, whether payable in cash, property or shares of any class or series of capital stock (including the Series C Preferred), in excess of full cumulative dividends on the Series C Preferred as described above.   Accrued but unpaid dividends on the Series C Preferred will accumulate as of the Dividend Payment Date on which they first become payable.

(4) Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series C Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Corporation liquidating distributions, in cash or property at its fair market value as determined by the Board, in the amount of a liquidation preference of $25.00 per share of the Series C Preferred, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or authorized) to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the

Corporation that rank junior to the Series C Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(b)           If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to its stockholders are insufficient to make the full payment to holders of the Series C Preferred and the corresponding amounts payable on all outstanding shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series C Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, then the holders of the Series C Preferred and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and unpaid dividends) to which they would otherwise be respectively entitled.

(c)           Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred shall have no right or claim to any of the remaining assets of the Corporation.

(e)           None of a consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory stock exchange by the Corporation or a sale, lease or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f)            The liquidation preference of the outstanding shares of Series C Preferred will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series C Preferred.

(5)           Redemption by Holders.   Shares of Series C Preferred are not redeemable at any time at the option of the holders thereof.

(6)           Redemption by the Corporation.

(a)           Redemption Right

(i)            The Series C Preferred shall not be subject to any sinking fund or mandatory redemption.  Except as otherwise set forth herein, shares of Series C Preferred are not redeemable prior to December 12, 2008, except that the Corporation will be entitled, pursuant to Article VII of the Charter, to redeem, purchase or acquire shares of the Series C Preferred in order to ensure that the Corporation remains a qualified REIT for federal income tax purposes.

(ii)           On and after December 12, 2008, the Corporation, at its option, upon giving notice as provided below, may redeem the Series C Preferred, in whole or from time to time in part, at a redemption price per share in cash equal to $25.00 plus (except as provided in Section 6(b)(iv) below) all dividends accumulated and unpaid (whether or not earned or authorized) on such Series C Preferred to the date of such redemption.   Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.

(b)           Limitations on Redemption.

(i)            If fewer than all of the outstanding shares of Series C Preferred are to be redeemed at the option of the Corporation pursuant to Section 6(a) above, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed will be selected by the Board pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board.   If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred would Beneficially Own or Constructively Own, in excess of 20% of the issued and outstanding shares of Series C Preferred or 9. 0% in value of all outstanding Capital Stock of the Corporation, as the case may be, because such holder’s shares of Series C Preferred were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series C Preferred from such holder such that he will not hold in excess of the Ownership Limit or the Aggregate Ownership Limit subsequent to such redemption.

(ii)           Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series C Preferred shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no shares of Series C Preferred shall be redeemed unless all outstanding shares of Series C Preferred are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred.   In addition, unless full cumulative dividends on all outstanding shares of Series C Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred as to the payment of dividends or the distributions of assets upon any liquidation, dissolution or winding up of the Corporation (except by conversion into or exchange for shares of any class or series of capital stock of the Corporation ranking junior to the Series C Preferred as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation). The foregoing provisions of subsections 6(b)(i) and (ii) shall not prevent any other action by the Corporation pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(iv)          Immediately prior to any redemption of shares of Series C Preferred, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless such Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date.   Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred for which a notice of redemption has been given.

(c)           Procedures for Redemption.

(i)            Notice of redemption shall be (a) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date; and (b) mailed by, not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of record of shares of Series C Preferred to be redeemed, notifying such holder of the Corporation’s election to redeem such shares; provided that if the Corporation shall have reasonably concluded, based upon the advice of independent tax counsel experienced in such matters, that any redemption made pursuant to this Section 6 must be made on a date (the “Subject Date”) which is earlier than 30 days after the date of such mailing in order to preserve the status of the Corporation as a real estate investment trust for federal income tax purposes or to comply with federal tax laws relating to the Corporation’s qualification as a real estate investment trust, then the Corporation may give such shorter notice as is necessary to effect such redemption on the Subject Date.  Such notice shall be provided by first-class mail at such holder’s address as the same appears on the stock transfer records of the Corporation, or by publication in a newspaper of general circulation in the City of New York.  If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series C Preferred to be redeemed.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred except as to the holder to whom notice was defective or not given.  Any notice that was mailed in the manner herein provided shall be conclusory presumed to have been duly given on the date mailed whether or not the holder receives the notice.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred may be listed or admitted to trading, such notice of redemption shall state: (i) the Redemption Date, (ii) the cash redemption price per share of Series C Preferred, (iii) the number of shares to be redeemed (and, if fewer than all the shares of Series C Preferred are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for such shares of Series C Preferred are to be surrendered for payment of the redemption price in cash and (v) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date.

(iii)          On or after the Redemption Date, each holder of shares of Series C Preferred to be redeemed shall present and surrender the certificates representing his shares of Series C Preferred to the Corporation at the place designated in the notice of redemption and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series C Preferred as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares represented by any such certificate representing shares of Series C Preferred are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv)          If notice of redemption has been mailed or published in accordance with Sections 6(c)(i) and (ii) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the Series C Preferred so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all dividends on the shares of Series C Preferred called for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends) of the Series C Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series C Preferred to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid dividends to the Redemption Date).  Any interest or other earnings earned on the redemption price (including accumulated and unpaid dividends) deposited with a bank or trust company shall be paid to the Corporation.  Any monies so deposited which remain unclaimed by the holders of Series C Preferred at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(d)           Status of Redeemed Shares.  Any shares of Series C Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board.

(7)           Voting Rights.

(a)           Holders of the Series C Preferred shall not have any voting rights, except as provided by law and as described below.

(b)           Whenever dividends on any shares of Series C Preferred shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive (a “Preferred Dividend Default”), the holders of such shares of Series C Preferred (voting together as a single class with all other classes or series of capital stock ranking on a parity with the Series C Preferred as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) who shall each be elected for one-year terms.  Such election shall be held at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 20% of the outstanding shares of Series C Preferred or the holders of shares of any other class or series of Parity Preferred Stock so in arrears, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors will be held at the earlier of the next annual or special meeting of the stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared or authorized and a sum sufficient for the payment thereof set aside for payment in full.  In such cases, the entire Board automatically shall be increased by two directors.  On any matter on which the holders of Series C Preferred are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series C Preferred shall have one vote per share, except that when shares of any other series of Preferred Stock shall have the right to vote with the Series C Preferred as a single class on any matter, then the Series C Preferred and such other class or series shall have with respect to such matters one vote per $25.00 of stated liquidation preference.  With respect to each matter on which the holders of Series C Preferred are entitled to vote, the holder of each share of Series C Preferred may designate a number of proxies equal to the number of votes to which the share is entitled, with each such proxy having the right to vote a whole number of votes on behalf of such holder.

The procedures in this Section 7(b) for the calling of meetings and the election of directors will, to the extent permitted by law, supercede anything inconsistent contained in the Charter or Bylaws of the Corporation and, without limitation to the foregoing, the provisions of Sections 1. 10 of the Bylaws of the Corporation will not be applicable to the election of directors by holders of Series C Preferred pursuant to this Section 7.  Notwithstanding the provisions of Section 2. 02 of the Bylaws of the Corporation, subject to the limitations on the number of directors set forth in Article V of the Charter, the number of directors constituting the entire Board will be automatically increased to include the directors to be elected pursuant to this Section 7(b).

(c)           If and when all accumulated dividends and the dividend for the current dividend period on the Series C Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series C Preferred shall be divested of the voting rights set forth in Section 7(b) herein (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall terminate.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by vote of holders of a majority of the outstanding shares of Series C Preferred and any other such series of Parity Preferred Stock voting as a single class.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series C Preferred and any other series of Parity Preferred Stock voting as a single class.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board.

(d)           So long as any shares of Series C Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series C Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series C Preferred voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to Series C Preferred with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into any such class or series of capital stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of capital stock; or (ii) amend, alter or repeal the provisions of the Charter or these Articles Supplementary, whether by merger or consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in clause (ii) above, so long as shares of Series C Preferred remain outstanding or are converted into like securities of the surviving or resulting entity, in each case with like preference, privilege or voting power and terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may be a non-corporate entity, the occurrence of any such Event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series C Preferred; and provided further that (x) any increase in the amount of the authorized shares of Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) the creation, issuance or increase in the amount of authorized shares of any other class or series of capital stock of the Corporation, or (z) any increase in the amount of authorized shares of Series C Preferred, in each case ranking on a parity with or junior to the Series C Preferred with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.  For the purposes of this Section 7(d), the filing in accordance with applicable law of articles supplementary or any similar document setting forth or changing the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other terms of any class or series of capital stock of the Corporation will be deemed an amendment to the Charter.

(e)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(8)           Ownership Limitations.  Notwithstanding Article VII of the Articles, the provisions of this Section 8 shall apply with respect to the limitations on the ownership and acquisition of shares of Series C Preferred.  Capitalized terms in this Section 8 which are not otherwise defined herein shall have the meanings corresponding to such terms set forth in Section 10.

(a)           Restriction on Ownership and Transfer.

(i)           Except as provided in Section 8(h), no Person shall Acquire any shares of Series C Preferred if, as the result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series C Preferred in excess of the Ownership Limit;

(ii)           Except as provided in Section 8(h), no Person shall Beneficially Own or Constructively Own any shares of Series C Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit;

(iii)          Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc.  (the “NYSE”)) that, if effective, would result in any Person Beneficially Owning Series C Preferred in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Series C Preferred which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series C Preferred;

(iv)          Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Series C Preferred in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Series C Preferred which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series C Preferred; and

(v)           Notwithstanding any other provisions contained in this Section 8, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856 (c) of the Code) shall be void ab initio as to the Transfer of the Series C Preferred or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series C Preferred.

(b)           Conversion Into and Exchange For Series C Excess Preferred.  If, notwithstanding the other provisions contained in this Section 8, at any time after the date on which shares of Series C Preferred are first issued (the”Issue Date”), there is a purported Transfer or Acquisition (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 8(a) above, has been violated, then the Series C Preferred being Transferred or Acquired (or in the case of an event other than a Transfer or Acquisition, the Series C Preferred owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Series C Preferred identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of excess stock (the “Series C Excess Preferred”).  If at any time of such purported Transfer or Acquisition or other event any of the shares of the Series C Preferred are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Series C Preferred, then shares of Series C Preferred that shall be converted to Series C Excess Preferred shall be first taken from any Series C Preferred that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 8(a) prior to converting any shares in such depositary.  Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

(c)           Remedies For Breach.  If the Board or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 8(a) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 8(a), the Board or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 8(a) shall automatically result in the conversion described in Section 8(b), irrespective of any action (or non-action) by the Board.

(d)           Notice of Restricted Transfer.  Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series C Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series C Excess Preferred results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation’s status as a REIT.

(e)           Owners Required To Provide Information.  From and after the Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series C Preferred and each Person (including the stockholder of record) who is holding Series C Preferred for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(f)            Remedies Not Limited.  Nothing contained in this Section 8 (but subject to Section 8(1)) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(g)           Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 8, including any definition contained in Section 10, the Board shall have the power to determine the application of the provisions of this Section 8 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 8(1)).

(h)           Exceptions.

(i)            Subject to Section 8(a)(iv), the Board, in its sole and absolute discretion, with the advice of the Corporation’s tax counsel, may exempt a Person from the limitation on a Person Acquiring Series C Preferred in excess of the Ownership Limit or Beneficially Owning Series C Preferred in excess of the Aggregate Stock Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Acquisition or Beneficial Ownership of such Series C Preferred will violate the Ownership Limit or result in Beneficially Owning Series C Preferred in excess of the Aggregate Stock Ownership Limit, as the case may be, and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 8) or attempted violation will result in such Series C Preferred being exchanged for Series C Excess Preferred in accordance with Section 8(b).

(ii)           Subject to Section 8(a)(iv), the Board, in its sole and absolute discretion, with advice of the Corporation’s tax counsel, may exempt a Person from the limitation on a Person Constructively Owning or Acquiring Series C Preferred in excess of the Ownership Limit or Beneficially Owning or Acquiring Series C Preferred in excess of the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series C Preferred in excess of the Ownership Limit or Beneficially Owning Series C Preferred in excess of the Aggregate Stock Ownership Limit being exchanged for Series C Excess Preferred in accordance with Section 8(b).

(iii)          Prior to granting any exception pursuant to Section 8(h)(i) or 8(h)(ii), the Board may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board to grant an exception hereunder.

(i)            Legend.  Each certificate for Series C Preferred shall bear substantially the following legend:

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Acquire any shares of Series C Preferred if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series C Preferred in excess of 20% of the outstanding Series C Preferred of the Corporation or (ii) Beneficially Own or Constructively Own any shares of Series C Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation.  Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series C Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series C Excess Preferred would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation’s status as a REIT.  All capitalized terms in this legend have the meanings defmed in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge.  Transfers in violation of the restrictions described above shall be void ab initio.  If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series C Excess Preferred which will be held in trust by the Corporation.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                                                                                                (j)                                     Severability.  If any provision of this Section 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                                                                                (k)                                  Series C Excess Preferred.

                                                                                                                                                (i)                                     Ownership In Trust.  Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Series C Excess Preferred pursuant to Section 8(b), such Series C Excess Preferred shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Charitable Beneficiary or Beneficiaries to whom an interest in such Series C Excess Preferred may later be transferred pursuant to Section 8(k)(iv).  Series C Excess Preferred so held in trust shall be issued and outstanding shares of stock of the Corporation.  The Purported Record Transferee shall have no rights in such Series C Excess Preferred except the right to designate a transferee of such Series C Excess Preferred upon the terms specified in Section 8(k)(iv).  The Purported Beneficial Transferee shall have no rights in such Series C Excess Preferred except as provided in this Section 8.

                                                                                                                                                (ii)                                  Dividend Rights.  Series C Excess Preferred will be entitled to dividends and distributions authorized and declared with respect to the Series C Preferred from which the Series C Excess Preferred was converted and will be payable to the Trustee of the Trust in which such Series C Excess Preferred is held, for the benefit of the Charitable Beneficiary.  Dividends and distributions will be authorized and declared with respect to each share of Series C Excess Preferred in an amount equal to the dividends and distributions authorized and declared on each share of Series C Preferred from which the Series C Excess Preferred was converted.  Any dividend or distribution paid prior to the discovery by the Corporation that Series C Preferred has been transferred in violation of the provisions of the Articles shall be repaid by the Purported Record Transferee to the Trustee upon demand.  The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

                                                                                                                                                (iii)                               Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Series C Excess Preferred shall be entitled to receive, in the case of Series C Excess Preferred converted from Series C Preferred, ratably with each other holder of Series C Preferred and Series C Excess Preferred converted from Series C Preferred, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Series C Excess Preferred held by such holder bears to the total number of shares of Series C Preferred and Series C Excess Preferred then outstanding (in the case of Series C Excess Preferred converted from Series C Preferred).

                                                Any liquidation distributions to be distributed with respect to Series C Excess Preferred shall be distributed in the same manner as proceeds from the sale of Series C Excess Preferred are distributed as set forth in Section 8(k)(iv).

                                                                                                                                                (iv)                              Non-Transferability of Excess Stock.  Series C Excess Preferred shall not be transferable.  In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Series C Excess Preferred to any Person if the shares of Series C Excess Preferred would not be Series C Excess Preferred in the hands of such Person.  If such transfer is made, the interest of the Charitable Beneficiary in the Series C Excess Preferred shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and the Charitable Beneficiary as herein set forth.  The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Series C Preferred that were converted into Series C Excess Preferred or, if the Purported Record Transferee did not give value for such shares (e. g.  the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Series C Excess Preferred were converted for the ten trading days immediately preceding such sale or gift and (ii) the price received by the Trustee from the sale or other disposition of the Series C Excess Preferred held in trust.  The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 8(k)(i).  Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary.  Upon such transfer of an interest in the Trust, the corresponding shares of Series C Excess Preferred in the Trust shall be automatically exchanged for an equal number of shares of Series C Excess Preferred and such shares of Series C Excess Preferred shall be transferred of record to the transferee of the interest in the Trust if such shares of Series C Excess Preferred would not be Series C Excess Preferred in the hands of such transferee.  Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 8(k)(vi).

                                                                                                                                                (v)                                 Voting Rights for Series C Excess Preferred.  Any vote cast by a Purported Record Transferee of Series C Excess Preferred prior to the discovery by the Corporation that Series C Preferred has been transferred in violation of the provisions of these Articles shall be void ab initio.  While the Series C Excess Preferred is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series C Preferred which have been converted into shares of Series C Excess Preferred for the benefit of the Charitable Beneficiary.

                                                                                                                                                (v)                                 Purchase Rights in Series C Excess Preferred.  Notwithstanding the provisions of Section 8(k)(iv), shares of Series C Excess Preferred shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Series C Excess Preferred (or, if the Transfer or other event that resulted in the issuance of Series C Excess Preferred was not a transaction in which the Purported Beneficial Transferee gave full value for such Series C Excess Preferred, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Series C Excess Preferred) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Series C Excess Preferred and (ii) the date the Board determines in good faith that a Transfer or other event resulting in the issuance of shares of Series C Excess Preferred has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 8(d).  The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Series C Excess Preferred by the Corporation.  In the event that the Corporation’s actions cause a reduction in the number of shares of Series C Preferred outstanding and such reduction results in the issuance of Series C Excess Preferred, the Corporation is required to exercise its option to repurchase such shares of Series C Excess Preferred if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Series C Excess Preferred.

                                                                                                (1)                                Settlement.  Nothing in this Section 8 shall preclude the settlement of any transaction entered into through facilities of the NYSE.

                                                (9)                                  Conversion.  The shares of Series C Preferred are not convertible or exchangeable for any other property or securities of the Corporation.

                                                (10)                            Definitions.

                                                                                                “Acquire.” “ The term “Acquire” shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below and shall not include Beneficial Ownership or Constructive Ownership that does not result from an acquisition.  The term “Acquisition” shall have the correlative meaning.

                                                                                                “Aggregate Stock Ownership Limit.”  The term “Aggregate Stock Ownership Limit” shall mean 9% in value of the aggregate of the outstanding shares of Capital Stock.  The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of the Corporation in good faith, which determination shall be conclusive for all purposes thereof.

                                                                                                “Beneficial Ownership.”  The term “Beneficial Ownership” shall mean ownership of Series C Preferred or Series C Excess Preferred by a Person who is or would be treated as an owner of such Series C Preferred or Series C Excess Preferred either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

                                                                                                “Business Day.”  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

                                                                                                “Capital Stock.” The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Equity and Preferred Equity Stock.

                                                                                                “Charitable Beneficiary.”  The term “Charitable Beneficiary” shall mean a beneficiary of the Trust as determined pursuant to Section 8(k).

                                                                                                “Common Equity.” “ The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                                                “Constructive Ownership.”   The term “Constructive Ownership” shall mean ownership of Series C Preferred or Series C Excess Preferred by a Person who is or would be treated as an owner of such Series C Preferred or Series C Excess Preferred either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d) (5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

                                                                                                “IRS.”   The term “IRS” shall mean the United States Internal Revenue Service.

                                                                                                “Market Price.”  The term “Market Price” as to any date shall mean the average of the last sales price reported on the NYSE of Series C Preferred, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Series C Preferred on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Series C Preferred may be traded, or if not then traded over any exchange or quotation system, then the market price of the Series C Preferred on the relevant date as determined in good faith by the Board.

                                                                                                “Ownership Limit.”  The term “Ownership Limit” shall mean 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Preferred Equity Stock.  The number and value of outstanding shares of Series C Preferred of the Corporation shall be determined by the Board of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                                                                                                “Person.”  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series C Preferred or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

                                                                                                “Preferred Equity Stock.”  The term “Preferred Equity Stock” shall mean shares of stock that are either Series C Preferred or Series C Excess Preferred.

                                                                                                “Purported Beneficial Transferee.”  The term “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Series C Excess Preferred, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series C Preferred if such Transfer had been valid under Section 8(a) below.

                                                                                                “Purported Record Transferee.”  The term “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Series C Excess Preferred

Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under Section 8(a) below.

                                                                                                “Transfer.”  The term “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise.  The term “Transferring” and “Transferred” shall have the correlative meanings.

                                                                                                “Transfer Agent.”   The term “Transfer Agent” means The Bank of New York, or such other agent or agents of the Corporation as may be designated by the Board of the Corporation or its designee as the transfer agent for the Series C Preferred.

                                                                                                “Trust.” “ The term “Trust” shall mean the trust created pursuant to Section 8(k).

                                                                                                “Trustee.”  The term “Trustee” shall mean the Person that is appointed by the Corporation pursuant to Section 8(k) to serve as trustee of the Trust, and any successor thereto.

Series D Preferred

                                                (1)                                  Designation and Number. A series of Preferred Stock of the Corporation, designated the “7.875% Series D Cumulative Redeemable Preferred Stock” (the “Series D Preferred”), has been established.  The par value of the Series D Preferred is $.01 per share, which is not a change in the par value of the Preferred Stock as set forth in the Charter.  The number of shares of Series D Preferred is 4,000,000.

                                                (2)                                  Rank.  The Series D Preferred shall, with respect to rights to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to the common stock, par value $0.01, of the Corporation (“Common Stock”), the Series B Junior Participating Preferred Stock of the Corporation and any other class or series of capital stock issued by the Corporation the terms of which provide that such class or series of capital stock shall rank junior to such Series D Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Stock”); (b) on a parity with the 7.625% Series C Cumulative Redeemable Preferred Stock and any other class or series of capital stock issued by the Corporation other than those referred to in clauses (a) and (c) that specifically provide that such class or series of capital stock ranks, as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with the Series D Preferred (“Parity Stock”); and (c) junior to any class or series of capital stock issued by the Corporation in accordance with Section 7(d), the terms of which specifically provide that such class or series, as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, ranks senior to the Series D Preferred (“Senior Stock”).  The term “capital stock” shall not include convertible debt securities.

                                                (3)                                  Dividends.

                                                                                                (a)                                Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series D Preferred as to the payment of dividends, holders of shares of Series D Preferred shall be entitled to receive, when, as and if authorized by the Board, out of funds legally available for the payment of dividends, cumulative quarterly preferential cash dividends equal to 7.875% of the $25.00 liquidation preference per share per annum (equivalent to a fixed annual amount of $1.96875 per share) payable in equal amounts of $0.4921875 per share of Series D Preferred quarterly.  Dividends shall begin to accrue and shall be fully cumulative from the date of original issuance and shall be payable quarterly when, as and if authorized by the Board, in equal amounts in arrears on the fifteenth day of each July, October, January and April (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day (as defined herein), then the dividend which would otherwise have been payable on such Dividend Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from the Dividend Payment Date to such next succeeding Business Day.  The first dividend on the Series D Preferred shall be paid on July 15, 2004, will be for less than a full quarter and will reflect dividends accumulated from the date of original issuance through, and excluding, July 15, 2004.  Any dividend (including the initial dividend) payable on the Series D Preferred for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends shall be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  As used herein, the term “dividend period” for the Series D Preferred shall mean the period from and including the date of original issuance and ending on and excluding the next Dividend Payment Date, and each subsequent period from but including such Dividend Payment Date and ending on and excluding the next following Dividend Payment Date.

                                                                                                (b)                                 No dividend on the Series D Preferred shall be authorized or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred which may be in arrears.

                                                                                                                                                Notwithstanding the foregoing, dividends on the Series D Preferred shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such dividends are authorized.  Accumulated but unpaid dividends on the Series D Preferred shall not bear interest and holders of the Series D Preferred shall not be entitled to any dividends in excess of full cumulative dividends.  Any dividend payment made on the Series D Preferred shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series D Preferred which remains payable.

                                                                                                (c)                                  Except as provided in subsection 3(d) herein, unless full cumulative dividends have been or contemporaneously are declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking junior to the Series D Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation) shall be authorized, declared, paid or set apart for payment nor shall any other distribution be authorized, declared or made on any Common Stock or any other class or series of capital stock of the Corporation ranking, as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with or junior to the Series D Preferred for any period, nor shallany Common Stock or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series D Preferred as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such class or series of capital stock) by the Corporation (except (i) by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series D Preferred as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or (ii) the redemption, purchase or acquisition by the Corporation of any class or series of capital stock of the Corporation pursuant to Article VII of the Charter for the purpose of preserving the Corporation’s status as a real estate investment trust (a “REIT’) under the Internal Revenue Code of 1986, as amended (the “Code”)).

                                                                                                (d)                                 When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series D Preferred, all dividends authorized and declared upon the Series D Preferred and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series D Preferred shall be declared pro rata so that the amount of dividends authorized and declared per share of Series D Preferred and such other class or series of capital stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series D Preferred and such other class or series of capital stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of capital stock does not have a cumulative dividend) bear to each other.

                                                                                                (e)                                  Holders of Series D Preferred shall not be entitled to any dividend or other distribution, whether payable in cash, property or shares of any class or series of capital stock (including the Series D Preferred), in excess of full cumulative dividends on the Series D Preferred as described above.  Accrued but unpaid dividends on the Series D Preferred will accumulate as of the Dividend Payment Date on which they first become payable.

                                                (4)                                  Liquidation Preference.

                                                                                                (a)                                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series D Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Corporation liquidating distributions, in cash or property at its fair market value as determined by the Board, in the amount of a liquidation preference of $25.00 per share of the Series D Preferred, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or authorized) to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that rank junior to the Series D Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking senior to the Series D Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

                                                                                                (b)                                 If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to its stockholders are insufficient to make the full payment to holders of the Series D Preferred and the corresponding amounts payable on all outstanding shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series D Preferred as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, then the holders of the Series D Preferred and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and unpaid dividends) to which they would otherwise be respectively entitled.

                                                                                                (c)                                  Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred shall have no right or claim to any of the remaining assets of the Corporation.

(e)           None of a consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory stock exchange by the Corporation or a sale, lease or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f)            The liquidation preference of the outstanding shares of Series D Preferred will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series D Preferred.

(5)           Redemption by Holders.  Shares of Series D Preferred are not redeemable at any time at the option of the holders thereof.

(6)           Redemption by the Corporation.

(a)           Redemption Right

(i)            The Series D Preferred shall not be subject to any sinking fund or mandatory redemption.  Except as otherwise set forth herein, shares of Series D Preferred are not redeemable prior to May 27, 2009, except that the Corporation will be entitled, pursuant to Article VII of the Charter, to redeem, purchase or acquire shares of the Series D Preferred in order to ensure that the Corporation remains a qualified REIT for federal income tax purposes.

(ii)           On and after May 27, 2009, the Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred, in whole or from time to time in part, at a redemption price per share in cash equal to $25.00 plus (except as provided in Section 6(b)(iv) below) all dividends accumulated and unpaid (whether or not earned or authorized) on such Series D Preferred to the date of such redemption.  Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date. “

(b)           Limitations on Redemption.

(i)            If fewer than all of the outstanding shares of Series D Preferred are to be redeemed at the option of the Corporation pursuant to Section 6(a) above, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed will be selected by the Board pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board.  If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred would Beneficially Own or Constructively Own, in excess of 20% of the issued and outstanding shares of Series D Preferred or 9.0% in value of all outstanding Capital Stock of the Corporation, as the case may be, because such holder’s shares of Series D Preferred were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series D Preferred from such holder such that he will not hold in excess of the Ownership Limit or the Aggregate Ownership Limit subsequent to such redemption.

(ii)           Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series D Preferred shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no shares of Series D Preferred shall be redeemed unless all outstanding shares of Series D Preferred are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series D Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred.  In addition, unless full cumulative dividends on all outstanding shares of Series D Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series D Preferred as to the payment of dividends or the distributions of assets upon any liquidation, dissolution or winding up of the Corporation (except by conversion into or exchange for shares of any class or series of capital stock of the Corporation ranking junior to the Series D Preferred as to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation).

(iii)          The foregoing provisions of subsections 6(b)(i) and (ii) shall not prevent any other action by the Corporation pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(iv)          Immediately prior to any redemption of shares of Series D Preferred, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless such Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred for which a notice of redemption has been given.

(c)           Procedures for Redemption.

(i)            Notice of redemption shall be (a) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date; and (b) mailed by, not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of record of shares of Series D Preferred to be redeemed, notifying such holder of the Corporation’s election to redeem such shares; provided that if the Corporation shall have reasonably concluded, based upon the advice of independent tax counsel experienced in such matters, that any redemption made pursuant to this Section 6 must be made on a date (the “Subject Date”) which is earlier than 30 days after the date of such mailing in order to preserve the status of the Corporation as a real estate investment trust for federal income tax purposes or to comply with federal tax laws relating to the Corporation’s qualification as a real estate investment trust, then the Corporation may give such shorter notice as is necessary to effect such redemption on the Subject Date.  Such notice shall be provided by first-class mail at such holder’s address as the same appears on the stock transfer records of the Corporation, or by publication in a newspaper of general circulation in the City of New York.  If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series D Preferred to be redeemed.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred except as to the holder to whom notice was defective or not given.  Any notice that was mailed in the manner herein provided shall be conclusory presumed to have been duly given on the date mailed whether or not the holder receives the notice.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred may be listed or admitted to trading, such notice of redemption shall state: (i) the Redemption Date, (ii) the cash redemption price per share of Series D Preferred, (iii) the number of shares to be redeemed (and, if fewer than all the shares of Series D Preferred are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for such shares of Series D Preferred are to be surrendered for payment of the redemption price in cash and (v) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date.

(iii)          On or after the Redemption Date, each holder of shares of Series D Preferred to be redeemed shall present and surrender the certificates representing his shares of Series D Preferred to the Corporation at the place designated in the notice of redemption and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series D Preferred as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares represented by any such certificate representing shares of Series D Preferred are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv)          If notice of redemption has been mailed or published in accordance with Sections 6(c)(i) and (ii) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the Series D Preferred so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all dividends on the shares of Series D Preferred called for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends) of the Series D Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series D Preferred to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid dividends to the Redemption Date).  Any interest or other earnings earned on the redemption price (including accumulated and unpaid dividends) deposited with a bank or trust company shall be paid to the Corporation.  Any monies so deposited which remain unclaimed by the holders of Series D Preferred at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(d)           Status of Redeemed Shares.  Any shares of Series D Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board.

(7)           Voting Rights.

(a)           Holders of the Series D Preferred shall not have any voting rights, except as provided by law and as described below.

(b)           Whenever dividends on any shares of Series D Preferred shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive (a “Preferred Dividend Default”), the holders of such shares of Series D Preferred (voting together as a single class with all other classes or series of capital stock ranking on a parity with the Series D Preferred as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) who shall each be elected for one-year terms.  Such election shall be held at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 20% of the outstanding shares of Series D Preferred or the holders of shares of any other class or series of Parity Preferred Stock so in arrears, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors will be held at the earlier of the next annual or special meeting of the stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series D Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared or authorized and a sum sufficient for the payment thereof set aside for payment in full.  In such cases, the entire Board automatically shall be increased by two directors.  On any matter on which the holders of Series D Preferred are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series D Preferred shall have one vote per share, except that when shares of any other series of Preferred Stock shall have the right to vote with the Series D Preferred as a single class on any matter, then the Series D Preferred and such other class or series shall have with respect to such matters one vote per $25.00 of stated liquidation preference.  With respect to each matter on which the holders of Series D Preferred are entitled to vote, the holder of each share of Series D Preferred may designate a number of proxies equal to the number of votes to which the share is entitled, with each such proxy having the right to vote a whole number of votes on behalf of such holder.

The procedures in this Section 7(b) for the calling of meetings and the election of directors will, to the extent permitted by law, supercede anything inconsistent contained in the Charter or Bylaws of the Corporation and, without limitation to the foregoing, the provisions of Sections 1. 10 of the Bylaws of the Corporation will not be applicable to the election of directors by holders of Series D Preferred pursuant to this Section 7.  Notwithstanding the provisions of Section 2.02 of the Bylaws of the Corporation, subject to the limitations on the number of directors set forth in Article V of the Charter, the number of directors constituting the entire Board will be automatically increased to include the directors to be elected pursuant to this Section 7(b).

(c)           If and when all accumulated dividends and the dividend for the current dividend period on the Series D Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series D Preferred shall be divested of the voting rights set forth in Section 7(b) herein (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall terminate.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by vote of holders of a majority of the outstanding shares of Series D Preferred and any other such series of Parity Preferred Stock voting as a single class.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series D Preferred and any other series of Parity Preferred Stock voting as a single class.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board.

(d)           So long as any shares of Series D Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-

thirds of the shares of Series D Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series D Preferred voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to Series D Preferred with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into any such class or series of capital stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of capital stock; or (ii) amend, alter or repeal the provisions of the Charter or these Articles Supplementary, whether by merger or consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in clause (ii) above, so long as shares of Series D Preferred remain outstanding or are converted into like securities of the surviving or resulting entity, in each case with like preference, privilege or voting power and terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may be a non-corporate entity, the occurrence of any such Event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series D Preferred; and provided further that (x) any increase in the amount of the authorized shares of Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) the creation, issuance or increase in the amount of authorized shares of any other class or series of capital stock of the Corporation, or (z) any increase in the amount of authorized shares of Series D Preferred, in each case ranking on a parity with or junior to the Series D Preferred with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.  For the purposes of this Section 7(d), the filing in accordance with applicable law of articles supplementary or any similar document setting forth or changing the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other terms of any class or series of capital stock of the Corporation will be deemed an amendment to the Charter.

(e)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(8)           Ownership Limitations.  Notwithstanding Article VII of the Articles, the provisions of this Section 8 shall apply with respect to the limitations on the ownership and acquisition of shares of Series D Preferred.  Capitalized terms in this Section 8 which are not otherwise defined herein shall have the meanings corresponding to such terms set forth in Section 10.

(a)           Restriction on Ownership and Transfer.

(i)            Except as provided in Section 8(h), no Person shall Acquire any shares of Series D Preferred if, as the result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series D Preferred in excess of the Ownership Limit;

(ii)           Except as provided in Section 8(h), no Person shall Beneficially Own or Constructively Own any shares of Series D Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit;

(iii)          Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc.  (the “NYSE”)) that, if effective, would result in any Person Beneficially Owning Series D Preferred in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Series D Preferred which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series D Preferred;

(iv)          Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Series D Preferred in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Series D Preferred which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series D Preferred; and

(v)           Notwithstanding any other provisions contained in this Section 8, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856 (c) of the Code) shall be void ab initio as to the Transfer of the Series D Preferred or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series D Preferred.

(b)           Conversion Into and Exchange For Series D Excess Preferred.  If, notwithstanding the other provisions contained in this Section 8, at any time after the date on which shares of Series D Preferred are first issued (the “Issue Date”), there is a purported Transfer or Acquisition (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 8(a) above, has been violated, then the Series D Preferred being Transferred or Acquired (or in the case of an event other than a Transfer or Acquisition, the Series D Preferred owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Series D Preferred identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of excess stock (the “Series D Excess Preferred’).  If at any time of such purported Transfer or Acquisition or other event any of the shares of the Series D Preferred are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Series D Preferred, then shares of Series D Preferred that shall be converted to Series D Excess Preferred shall be first taken from any Series D Preferred that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 8(a) prior to converting any shares in such depositary.  Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

(c)           Remedies For Breach.  If the Board or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 8(a) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 8(a), the Board or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 8(a) shall automatically result in the conversion described in Section 8(b), irrespective of any action (or non-action) by the Board.

(d)           Notice of Restricted Transfer.  Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series D Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series D Excess Preferred results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation’s status as a REIT.

(e)           Owners Required To Provide Information.  From and after the Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of

Series D Preferred and each Person (including the stockholder of record) who is holding Series D Preferred for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(f)            Remedies Not Limited Nothing contained in this Section 8 (but subject to Section 8(1)) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

(g)           Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 8, including any definition contained in Section 10, the Board shall have the power to determine the application of the provisions of this Section 8 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 8(1)).

(h)           Exceptions.

(i)            Subject to Section 8(a)(iv), the Board, in its sole and absolute discretion, with the advice of the Corporation’s tax counsel, may exempt a Person from the limitation on a Person Acquiring Series D Preferred in excess of the Ownership Limit or Beneficially Owning Series D Preferred in excess of the Aggregate Stock Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Acquisition or Beneficial Ownership of such Series D Preferred will violate the Ownership Limit or result in Beneficially Owning Series D Preferred in excess of the Aggregate Stock Ownership Limit, as the case may be, and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 8) or attempted violation will result in such Series D Preferred being exchanged for Series D Excess Preferred in accordance with Section 8(b).

(ii)           Subject to Section 8(a)(iv), the Board, in its sole and absolute discretion, with advice of the Corporation’s tax counsel, may exempt a Person from the limitation on a Person Constructively Owning or Acquiring Series D Preferred in excess of the Ownership Limit or Beneficially Owning or Acquiring Series D Preferred in excess of the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series D Prefer•ed in excess of the Ownership Limit or Beneficially Owning Series D Preferred in excess of the Aggregate Stock Ownership Limit being exchanged for Series D Excess Preferred in accordance with Section 8(b).

(iii)                               Prior to granting any exception pursuant to Section 8(h)(i) or 8(h)(ii), the Board may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board to grant an exception hereunder.

(i)                                   Legend.  Each certificate for Series D Preferred shall bear substantially the following legend:

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.  The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Acquire any shares of Series D Preferred if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series D Preferred in excess of 20% of the outstanding Series D Preferred of the Corporation or (ii) Beneficially Own or Constructively Own any shares of Series D Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation.  Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series D Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series D Excess Preferred would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation’s status as a REIT.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge.  Transfers in violation of the restrictions described above shall be void ab initio.  If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series D Excess Preferred which will be held in trust by the Corporation.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

(j)                                     Severability.  If any provision of this Section 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(k)                                  Series D Excess Preferred.

(i)                                     Ownership In Trust.  Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Series D Excess Preferred pursuant to Section 8(b), such Series D Excess Preferred shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Charitable Beneficiary or Beneficiaries to whom an interest in such Series D Excess Preferred may later be transferred pursuant to Section 8(k)(iv).  Series D Excess Preferred so held in trust shall be issued and outstanding shares of stock of the Corporation.  The Purported Record Transferee shall have no rights in such Series D Excess Preferred except the right to designate a transferee of such Series D Excess Preferred upon the terms specified in Section 8(k)(iv).  The Purported Beneficial Transferee shall have no rights in such Series D Excess Preferred except as provided in this Section 8.

(ii)                                  Dividend Rights.  Series D Excess Preferred will be entitled to dividends and distributions authorized and declared with respect to the Series D Preferred from which the Series D Excess Preferred was converted and will be payable to the Trustee of the Trust in which such Series D Excess Preferred is held, for the benefit of the Charitable Beneficiary.  Dividends and distributions will be authorized and declared with respect to each share of Series D Excess Preferred in an amount equal to the dividends and distributions authorized and declared on each share of Series D Preferred from which the Series D Excess Preferred was converted.  Any dividend or distribution paid prior to the discovery by the Corporation that Series D Preferred has been transferred in violation of the provisions of the Articles shall be repaid by the Purported Record Transferee to the Trustee upon demand.  The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

(iii)                               Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Series D Excess Preferred shall be entitled to receive, in the case of Series D Excess Preferred converted from Series D Preferred, ratably with each other holder of Series D Preferred and Series D Excess Preferred converted from Series D Preferred, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Series D Excess Preferred held by such holder bears to the total number of shares of Series D Preferred and Series D Excess Preferred then outstanding (in the case of Series D Excess Preferred converted from Series D Preferred).

Any liquidation distributions to be distributed with respect to Series D Excess Preferred shall be distributed in the same manner as proceeds from the sale of Series D Excess Preferred are distributed as set forth in Section 8(k)(iv).

(iv)                              Non-Transferability of Excess Stock.  Series D Excess Preferred shall not be transferable.  In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Series D Excess Preferred to any Person if the shares of Series D Excess Preferred would not be Series D Excess Preferred in the hands of such Person.  If such transfer is made, the interest of the Charitable Beneficiary in the Series D Excess Preferred shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and the Charitable Beneficiary as herein set forth.  The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Series D Preferred that were converted into Series D Excess Preferred or, if the Purported Record Transferee did not give value for such shares (e.g. the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Series D Excess Preferred were converted for the ten trading days immediately preceding such sale or gift and (ii) the price received by the Trustee from the sale or other disposition of the Series D Excess Preferred held in trust.  The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 8(k)(i).  Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary.  Upon such transfer of an interest in the Trust, the corresponding shares of Series D Excess Preferred in the Trust shall be automatically exchanged for an equal number of shares of Series D Excess Preferred and such shares of Series D Excess Preferred shall be transferred of record to the transferee of the interest in the Trust if such shares of Series D Excess Preferred would not be Series D Excess Preferred in the hands of such transferee.  Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 8(k)(vi).

(v)                                 Voting Rights for Series D Excess Preferred.  Any vote cast by a Purported Record Transferee of Series D Excess Preferred prior to the discovery by the Corporation that Series D Preferred has been transferred in violation of the provisions of these Articles shall be void ab initio.  While the Series D Excess Preferred is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series D Preferred which have been converted into shares of Series D Excess Preferred for the benefit of the Charitable Beneficiary.

(vi)                            Purchase Rights in Series D Excess Preferred.  Notwithstanding the provisions of Section 8(k) (iv), shares of Series D Excess Preferred shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Series D Excess Preferred (or, if the Transfer or other event that resulted in the issuance of Series D Excess Preferred was not a transaction in which the Purported Beneficial Transferee gave full value for such Series D Excess Preferred, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Series D Excess Preferred) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Series D Excess Preferred and (ii) the date the Board determines in good faith that a Transfer or other event resulting in the issuance of shares of Series D Excess Preferred has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 8(d).  The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Series D Excess Preferred by the Corporation.  In the event that the Corporation’s actions cause a reduction in the number of shares of Series D Preferred outstanding and such reduction results in the issuance of Series D Excess Preferred, the Corporation is required to exercise its option to repurchase such shares of Series D Excess Preferred if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Series D Excess Preferred.

(1)                                Settlement.  Nothing in this Section 8 shall preclude the settlement of any transaction entered into through facilities of the NYSE.

(9)                                  Conversion.  The shares of Series D Preferred are not convertible or exchangeable for any other property or securities of the Corporation.

(10)                            Definitions.

“Acquire. “ The term “Acquire” shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below and shall not include Beneficial Ownership or Constructive Ownership that does not result from an acquisition.  The term “Acquisition” shall have the correlative meaning.

“Aggregate Stock Ownership Limit.” The term “Aggregate Stock Ownership Limit” shall mean 9% in value of the aggregate of the outstanding shares of Capital Stock.  The value of shares of the outstanding shares of Capital Stock shall be determined by the Board of the Corporation in good faith, which determination shall be conclusive for all purposes thereof.

“Beneficial Ownership.” The term “Beneficial Ownership” shall mean ownership of Series D Preferred or Series D Excess Preferred by a Person who is or would be treated as an owner of such Series D Preferred or Series D Excess Preferred either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day.” The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock.” The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Equity and Preferred Equity Stock.

“Charitable Beneficiary.” The term “Charitable Beneficiary” shall mean a beneficiary of the Trust as determined pursuant to Section 8(k).

“Common Equity.” The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Constructive Ownership.” The term “Constructive Ownership” shall mean ownership of Series D Preferred or Series D Excess Preferred by a Person who is or would be treated as an owner of such Series D Preferred or Series D Excess Preferred either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“IRS.” The term “IRS” shall mean the United States Internal Revenue Service.

“Market Price.” The term “Market Price” as to any date shall mean the average of the last sales price reported on the NYSE of Series D Preferred, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Series D Preferred on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Series D Preferred may be traded, or if not then traded over any exchange or quotation system, then the market price of the Series D Preferred on the relevant date as determined in good faith by the Board.

“Ownership Limit.” The term “Ownership Limit” shall mean 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series D Preferred.  The number and value of outstanding shares of Series D Preferred of the Corporation shall be determined by the Board of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

“Person.” The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series D Preferred or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Preferred Equity Stock.” The term “Preferred Equity Stock” shall mean shares of all classes of preferred stock of the Corporation, including Series C Preferred, Series C Excess Preferred, Series D Preferred and Series D Excess Preferred.

“Purported Beneficial Transferee.” The term “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Series D Excess Preferred, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series D Preferred if such Transfer had been valid under Section 8(a) below.

“Purported Record Transferee.” The term “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Series D Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under Section 8(a) below.

“Transfer.” The term “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise.  The term “Transferring” and “Transferred” shall have the correlative meanings.

“Transfer Agent.” The term “Transfer Agent” means The Bank of New York, or such other agent or agents of the Corporation as may be designated by the Board of the Corporation or its designee as the transfer agent for the Series D Preferred.

“Trust.” The term “Trust” shall mean the trust created pursuant to Section 8(k).

“Trustee.” The term “Trustee” shall mean the Person that is appointed by the Corporation pursuant to Section 8(k) to serve as trustee of the Trust, and any successor thereto.